UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) DECEMBER 2, 2004
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                        EYE CARE CENTERS OF AMERICA, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                      TEXAS
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                 (State or Other Jurisdiction of Incorporation)

             33 - 70572                             74 - 2337775
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      (Commission File Number)            (IRS Employer Identification No.)

         11103 WEST AVENUE
        SAN ANTONIO, TEXAS                         78213-1392
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  (Address of Principal Executive Offices)         (Zip Code)

                                 (210) 340-3531
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           On December 2, 2004, Eye Care Centers of America, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") made by and among the Company, ECCA Holdings Corporation, a Delaware corporation, ("Parent"), and LFS-Merger Sub, Inc., a Texas corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"). Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will be merged (the "Merger") with and into the Company, with the Company being the surviving corporation and becoming a wholly-owned subsidiary of Parent.

           The aggregate merger consideration to be paid to shareholders of the Company consists of $450 million in cash, less the aggregate amount of all outstanding indebtedness of the Company, including the Company's 9 1/8% Senior Subordinated Notes due 2008 and 9 1/8% Floating Interest Rate Subordinated Term Securities due 2008. The merger consideration is subject to adjustment as provided in the Merger Agreement.

           The transaction has been approved by both the Company's and Parent's respective boards of directors and is subject to the approval of shareholders of the Company, regulatory approvals, and other customary closing conditions.

           As a company listed on the Stock Exchange of Hong Kong Limited, Moulin International Holdings Limited ("MIHL"), the majority shareholder of Parent, is required to obtain its shareholders' approval of the transaction as well. Golden Gate Capital, a San Francisco-based private equity firm, will be the other significant shareholder of Parent.

           In connection with the execution of the Merger Agreement, Thomas H. Lee Equity Fund IV, L.P. and certain other related funds have irrevocably agreed to vote all of the shares of stock of the Company each of them owns in favor of the Merger. Additionally, in connection with the execution of the Merger Agreement certain shareholders of MIHL have irrevocably agreed to vote all the shares of stock of MIHL they own in favor of the Merger. The foregoing description of the Merger, the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference, and by reference to copies of the voting agreements attached hereto as Exhibit 99.1 and 99.2, which are incorporated by reference.


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
ITEM 7.01  REGULATION FD DISCLOSURE.

           On December 2, 2004, the Company issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K.

           The information in this Item 7.01, including Exhibit 99.3 attached hereto, is being furnished and shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.






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
ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)

 Exhibit                              Description
 -------                              -----------

Exhibit 2.1 Agreement and Plan of Merger, dated as of December 2, 2004 among ECCA Holdings Corporation, LFS-Merger Sub, Inc., and Eye Care Centers of America, Inc.

Exhibit 99.1 Voting and Support Agreement and Irrevocable Proxy, dated as of December 2, 2004 among Eye Care Centers of America, Inc., ECCA Holdings Corporation, LFS-Merger Sub, Inc., and the parties listed on Exhibit A thereto.

Exhibit 99.2 Voting and Support Agreement and Irrevocable Proxy, dated as of December 2, 2004 among Eye Care Centers of America, Inc. and the parties listed on Exhibit A thereto.

Exhibit 99.3 Press Release issued December 2, 2004 by Eye Care Centers of America, Inc.




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
                                   SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               EYE CARE CENTERS OF AMERICA, INC.


Date:  December 2, 2004                        By:   /s/ Douglas C. Shepard
                                                     ---------------------------
                                               Name:   Douglas C. Shepard
                                               Title:  Chief Financial Officer











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